Exhibit 4.1

18zaf77502 18-2775-2 C4.1 P1 Exhibit 4.1 Doc 6

18zaf77502 18-2775-2 C4.1 P1 Exhibit 4.1 Doc 6

INCORPORATED UNDER THE LAWS OF THE

MICHIGAN

NUMBER

SHARES

CUSIP 52730D 208

LEVEL ONE BANCORP, INC.

This Certifies that ______________________________ is the registered holder of ______________________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. ______

Patrick J. Fehring, President & CEO

Gregory A. Wernette, Corporate Secretary

CERTIFICATE
FOR
SHARES
OF
ISSUED TO
DATED

For Value Received, _____ hereby sell, assign and transfer unto ____

____ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint*

____ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ________________________

In presence of

________________________ ________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.